UNIVERSAL TECH CORP

NUMBER

Incorporated Under The Laws Of The State Of Delaware
Total Authorized Issue
100,000,000 Shares $0.0001 Par Value
Common Stock

SHARES

******** *********

COMMON STOCK

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

By:

President

Secretary